Exhibit 99.1

FOR IMMEDIATE RELEASE

THL Credit Announces Formation of an Investment Joint Venture with Perspecta Trust

BOSTON – December 3, 2014 – THL Credit, Inc. (NASDAQ: TCRD) (“THL Credit”), today announced that it has formed a joint venture with Perspecta Trident LLC (“Perspecta”), an affiliate of Perspecta Trust LLC (“Perspecta Trust”) to create THL Credit Logan JV LLC (“Logan JV”). This joint venture is expected to invest primarily in senior secured first lien loans to middle market companies and other corporate debt investments, consistent with THL Credit’s origination and underwriting strategy.

THL Credit and Perspecta have committed to initially provide $120 million and $30 million, respectively, of equity capital to Logan JV. In addition, Logan JV has agreed to terms with a third party to provide credit financing. Logan JV expects to begin funding the portfolio with new investments in December 2014.

“We are pleased to partner in this joint venture with Perspecta, a leader in the wealth management industry with expertise in credit investing. Logan JV will allow us to access our existing national origination platform to seek appropriate risk-adjusted returns in more senior secured investments,” said Christopher J. Flynn, THL Credit’s co-chief executive officer.

“The joint venture with THL Credit is a great example of Perspecta Trust partnering with world-class managers providing a unique and differentiated investment opportunity,” said Anthony J. Annino, Vice President of Investments at Perspecta Trust. “At Perspecta Trust, we pride ourselves in finding great investment management teams with which to collaborate, and with THL Credit, we believe we have found just that.”

ABOUT THL CREDIT

THL Credit, Inc. (“THL Credit”) is an externally-managed, non-diversified closed-end management investment company that has elected to be treated as a business development company (BDC) under the Investment Company Act of 1940. THL Credit’s investment objective is to generate both current income and capital appreciation, primarily through investments in privately negotiated debt and equity securities of middle market companies.

THL Credit is headquartered in Boston, with additional investment teams in Chicago, Houston, Los Angeles and New York. THL Credit is a direct lender that invests in first lien and second lien secured loans, including through unitranche investments, as well as subordinated debt, which may include an associated equity component such as warrants, preferred stock or other similar securities. In certain instances, THL Credit will also make direct equity investments and may also selectively invest in the residual interests, or equity, of collateralized loan obligations. THL Credit targets investments in middle market companies with annual revenues of between $25 million and $500 million that require capital for growth and acquisitions. THL Credit’s investment activities are managed by THL Credit Advisors LLC, an investment adviser registered under the Investment Advisers Act of 1940.

ABOUT PERSPECTA TRUST

Perspecta Trust is a non-depository trust company that offers a full range of trust, investment management and wealth planning services to ultra-high net worth individuals and their families. Based in Hampton, New Hampshire, Perspecta Trust is strategically located to take advantage of New Hampshire’s nation-leading tax and trust laws. The firm has over $5.5 billion in assets under its supervision and is independently owned by its principals.

FORWARD-LOOKING STATEMENTS

Statements made in this press release may constitute forward-looking statements. Such statements reflect various assumptions by THL Credit concerning anticipated results and are not guarantees of future performance. The accuracy of such statements involves known and unknown risks, uncertainties and other factors that, in some ways, are beyond management’s control, including the factors described from time to time in filings by THL Credit with the Securities and Exchange Commission. THL Credit undertakes no duty to update any forward-looking statements made herein. All forward-looking statements speak only as of the date of this press release.

Investor Contact:

THL Credit, Inc.

Terrence W. Olson, COO & CFO

800-450-4424

Perspecta Trust Contact:

info@perspectatrust.com

603-929-2700

www.perspectatrust.com

Media Contact:

Sard Verbinnen & Co

Matt Benson

212-687-8080

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